Earnings Call – Second Quarter 2012 Roger Lundstrom Chief Financial Officer Nancy Schachman – Moderator Director of Communications July 30, 2012 Exhibit 99.1

2 This presentation contains forward-looking statements which are based upon current expectations and speak only as of the date hereof. These statements may use forward- looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. The Federal Home Loan Bank of Chicago (the “Bank”) cautions that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward- looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, the Bank’s ability to successfully transition to a new business model and to pay future dividends, the Bank’s ability to successfully implement its plan to repurchase excess stock, and the risk factors set forth in the Bank’s periodic filings with the Securities and Exchange Commission, which are available on the Bank’s website at www.fhlbc.com. The Bank assumes no obligation to update any forward-looking statements made in this presentation. “Mortgage Partnership Finance”, “MPF” and “MPF Xtra” are registered trademarks of the Federal Home Loan Bank of Chicago. We sent a letter to our members reporting selected preliminary unaudited financial results for the quarter ended June 30, 2012, which was filed as an 8-K on July 26, 2012 and is available through our website. We urge you to read our member letter for further discussion of our second quarter 2012 preliminary financial results. For a complete discussion of our second quarter results, please read our Form 10-Q which we expect to file prior to August 15, 2012.

3 Summary • We recorded net income of $69 million for the second quarter of 2012, 68% more than net income of $41 million in the second quarter of 2011, due to a strong base of net interest income, reduced OTTI charges ($14 million compared to $23 million in the second quarter of last year), and the elimination of our REFCORP assessments. • Net interest income of $136 million was 7% higher than net interest income of $127 million in the second quarter of last year, in part because maturing debt was reissued at lower rates. Advance prepayment fee income of $9 million net of fair value hedge adjustments was $4 million higher than net prepayment fees recognized in the second quarter of last year, but $17 million less than net prepayment fees in the first quarter of 2012. • While we continue to generate sound net interest income, we cannot predict the impact on future earnings of prepayment fees, OTTI credit losses, or hedging expenses. * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

4 Summary (cont.) • Advances outstanding at June 30, 2012, were $15.8 billion, 3% higher than the year-end level of $15.3 billion. We are talking to members – including those with significant liquidity on their balance sheets – about how advances can benefit their long-term earnings and interest rate risk management goals, even in this extraordinary low-rate environment. • MPF® loans held in portfolio were $12.2 billion at the end of the second quarter, down $1.9 billion (14%) from $14.1 billion at year- end 2011. The reduction is consistent with our 2008 decision not to add MPF loans to our balance sheet. MPF Xtra® loan volume was $709 million for our participating financial institutions (PFIs) and $1.3 billion for the program overall during the quarter. In addition, some members are selling loans through traditional risk- sharing MPF products, which are participated to another Home Loan Bank. * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

5 Summary (cont.) • Total investment securities decreased $2.2 billion (6%) from year- end 2011 to $36.5 billion at the end of the second quarter of 2012, as investments matured or paid down. Total assets fell $2.7 billion (4%) from year-end 2011 to $68.6 billion at June 30, 2012. We anticipate that the overall size of the Bank will continue to fall as MPF loans and investment securities mature or pay down. • As a result of our net income, our retained earnings have grown to $1.5 billion, providing a level of protection for member capital. In addition, our profitable results and retained earnings have made it possible to fulfill our commitment to returning liquidity to members’ investments in the Bank through the repurchase and redemption of $1.2 billion in capital stock since late 2011. We recently announced that we will repurchase $150 million in excess capital stock on August 15, 2012. * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

6 Summary (cont.) • The Bank declared a cash dividend at an annualized rate of 0.30% per share, to be paid on August 14, 2012. • We are in compliance with all of our regulatory capital requirements. * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

7 Income Statement – Selected Items Second Quarter $ in millions Quarter Ended Quarter Ended June 30, 2012 June 30, 2011 Variance Total net interest income before provision for credit losses 138$ 130$ 8$ Provision for credit losses 2 3 (1) OTTI charges, credit portion (14) (23) 9 Other non-interest gain (loss) (13) (20) 7 Total non-interest expense 32 29 3 Income before assessments 77 55 22 Affordable Housing Program Assessment 8 4 4 Resolution Funding Corporation (REFCORP) - 10 (10) Net Income 69 41 28 * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

8 Income Statement – Selected Items YTD $ in millions YTD YTD June 30, 2012 June 30, 2011 Variance Total net interest income before provision for credit losses 297$ 255$ 42$ Provision for credit losses 8 9 (1) OTTI charges, credit portion (15) (43) 28 Other non-interest gain (loss) (6) (47) 41 Total non-interest expense 62 65 (3) Income before assessments 206 91 115 Affordable Housing Program Assessment 21 7 14 Resolution Funding Corporation (REFCORP) - 17 (17) Net Income 185 67 118 * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

9 Quarterly and YTD Year-Over-Year Comparisons Strong Income in Second Quarter and Year-to-Date Compared to Last Year Q2-2012 Q2-2011 YTD 6/30/2012 YTD 6/30/2011 Return on Average Equity 9.28% 5.20% 12.57% 4.40% Change in Retained Earnings 68$ 40$ 183$ 66$ ($ in millions) * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

• Derivatives and hedging activities were a loss of $8 million for Q2-2012 compared to losses of $4 million in Q2-2011. Year-to-date June 30, 2012, Derivatives and hedging activities were gains of $3 million compared to losses of $18 million for year-to-date June 30, 2011. • The decrease in losses on derivatives and hedging activities is primarily due to: • Lower volatility levels in 2012 relative to 2011; • Declining balance of mortgage assets; and • Lower exposure to falling rates. 10 Derivatives and Hedging Activities * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

$0 $20 $40 $60 $80 $100 $120 $140 $160 $180 FY 08 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 4Q 10 1Q 11 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 Other-than-Temporary Impairment Charges, Credit Portion 11 $ in millions $742 million to date since FY08 Housing Price Index (HPI) continues to flatten. * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

12 Allowance For Credit Losses $ in millions Allowance for credit losses on conventional MPF loans held in portfolio June 30, 2012 June 30, 2011 Variance Balance, beginning of period 49$ 38$ 11$ Losses charged to the allowance (3) (2) (1) Provision for credit losses 2 3 (1) Balance, end of period 48 39 9 Quarter Ended • Allowance for credit losses decreased from last quarter. This is the first quarterly decrease in the credit loss reserve in over a decade. • The dollars of total past due MPF loans decreased from $1.0 billion at March 31, 2012, to $952 million at June 30, 2012, or a 6% decrease. * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

Net Yield on Interest-Earning Assets 13 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% Q1-10 Q2-10 Q3-10 Q4-10 Q1-11 Q2-11 Q3-11 Q4-11 Q1-12 Q2-12 • Mortgage assets prepaying at a slower rate. • High cost debt is being replaced with lower-cost debt. • The impact of advance prepayment fees drives this measure higher. * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

Selected Balance Sheet Items - Assets 14 $ in millions June 30, 2012 December 31, 2011 Difference Selected Assets Advances 15,797$ 15,291 506$ MPF Loans Held In Portfolio, Net + 12,162 14,118 (1,956) Total Investment Securities 36,539 38,728 (2,189) Total Assets 68,641 71,255 (2,614) + Net of allowance for credit losses of $48 million at June 30, 2012, and $45 million at December 31, 2011 Advance growth is muted due to large member deposits and high member liquidity. * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

Asset Composition Current Year vs. Prior Year 15 53% 51% 23% 22% 18% 21% 6% 6% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/2012 6/30/2011 Total Investment Securities Advances MPF Loans Held In Portfolio, Net Other * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

Quarter Ending Advances Balances, at Par 16 While advances have decreased since 2008, they have generally flattened over the last four quarters. * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

• We are working to enhance our product offerings. Currently, we are actively marketing advance products such as the forward-starting advance, which locks in today’s low rates for future borrowings, and advances with symmetrical prepay options. • In addition, we can customize amortization schedules of existing product structures to meet your specific requirements. 17 Advance Product Initiatives

MPF Program Loan Volume 18 YTD June 30, 2012 Chicago PFIs $1.6 Billion Other FHLBs' PFIs $4.7 Billion • MPF Program volume continued strong in the second quarter. • The number of PFIs delivering loans increased in the second quarter. * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

Selected Balance Sheet Items – Liabilities and Capital 19 $ in millions June 30, 2012 December 31, 2011 Difference Total Liabilities1 65,508$ 67,963$ (2,455)$ Capital Capital Stock 1,850 2,402 (552) Retained Earnings 1,504 1,321 183 AOCI 2 (221) (431) 210 Total Capital 3,133 3,292 (159) 1 Mandatorily redeemable capital stock was $10 million as of 6/30/2012, compared to $4 million at 12/31/2011. 2 Accumulated Other Comprehensive Income Retained earnings are over $1.5 billion. * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

20 Market-to-Book Value The market-to-book value of equity ratio is the highest it has been in 9 years. * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

Liquidity Measurements $ in billions 21 Requirement Excess Five Business Day Liquidity > $0 $20.7 As of June 30, 2012 • The cumulative five business day liquidity measurement assumes there is a localized credit crisis for all FHLBs where the FHLBs do not have the ability to issue new consolidated obligations or borrow unsecured funds from other sources (e.g., purchasing Federal Funds or customer deposits). • The Bank is in compliance with all of its liquidity requirements. * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

• $150 million of excess capital stock was repurchased on May 15. • On July 16, the Bank announced plans to repurchase $150 million of excess capital stock on August 15. • Members have until July 30 to submit their requests. • For those with total excess stock of less than $500,000 we will repurchase the total amount requested. • For those with more than $500,000 in total excess stock we will repurchase a pro rata share of their requested amount using the remainder of the $150 million after repurchase of those with less than $500,000. • Total repurchases and redemptions have totaled $1.2 billion since late 2011. 22 Capital Stock Repurchase

Minimum Regulatory Capital Requirements Compliance 23 June 30, 2012 Actual Requirement Capital-to-assets ratio (regulatory) 4.90% 4.00% Leverage capital-to- assets ratio (regulatory) 7.35% 5.00% Risk-based Capital $3.36 $1.50 $ in billions The Bank exceeds all of its capital requirements. * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

24 Dividend Update • Cash dividend declared by Board of Directors based on first quarter 2012 results • Equal to annual yield of 0.25% • Based on average stock outstanding for the first quarter 2012 • Payment date: May 14, 2012 • Cash dividend declared by Board of Directors based on second quarter 2012 results • Equal to annual yield of 0.30% • Based on average stock outstanding for the second quarter of 2012 • Payment date: August 14, 2012 * All quarterly results are unaudited. Second quarter 2012 results are preliminary.

25 Upcoming Regional Meetings Date Location October 16 Madison, WI October 17 Wausau, WI October 24 Springfield, IL October 25 O'Fallon, IL November 2 Oak Brook, IL

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Earnings Call – Second Quarter 2012 Roger Lundstrom Chief Financial Officer Nancy Schachman – Moderator Director of Communications July 30, 2012